UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01                                           Other Events.

As previously disclosed by Cohen & Company Inc., a Maryland corporation (the “Company”), Cohen & Company, LLC (the “Operating LLC”), a majority owned subsidiary of the Company, is the sponsor of Insurance Acquisition Corp. (the “SPAC”), a blank check company that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (each a “Business Combination”).

On March 22, 2019, the SPAC completed the sale of 15,065,000 units (the “Units”) in its initial public offering (the “IPO”). Each Unit consists of one share of the SPAC’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-half of one warrant (each, a “Warrant”), where each whole Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share. The Units were sold in the IPO at an offering price of $10.00 per Unit, for gross proceeds of $150,650,000 (before underwriting discounts and commissions and offering expenses).  Pursuant to the underwriting agreement in the IPO, the SPAC granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 1,965,000 additional Units solely to cover over-allotments, if any (the “Over-Allotment Option”); and on March 21, 2019, the Underwriters notified the Company that they were exercising the Over-Allotment Option in full.  Immediately following the completion of the IPO, there were an aggregate of 20,653,333 shares of the SPAC’s Common Stock issued and outstanding.

If the SPAC fails to consummate a Business Combination within the first 18 months following the IPO, its corporate existence will cease except for the purposes of winding up its affairs and liquidating its assets.

The Operating LLC is the manager and a member of each of Insurance Acquisition Sponsor, LLC and Dioptra Advisors, LLC. Insurance Acquisition Sponsor, LLC purchased 375,000 of the SPAC’s placement units in a private placement that occurred simultaneously with the IPO for an aggregate of $3.75 million, or $10.00 per placement unit.  Each placement unit consists of one share of Common Stock and one-half of one warrant (the “Placement Warrant”).  The placement units are identical to the Units sold in the IPO except (i) the shares of Common Stock issued as part of the placement units and the Placement Warrants will not be redeemable by the SPAC, (ii) the Placement Warrants may be exercised by the holders on a cashless basis, (iii) the shares of Common Stock issued as part of the placement units, together with the Placement Warrants, are entitled to certain registration rights, and (iv) for so long as they are held by the IPO underwriter, the placement units will not be exercisable more than five years following the effective date of the registration statement filed by the SPAC in connection with the IPO. Subject to certain limited exceptions, the placement units (including the underlying Placement Warrants and Common Stock and the shares of Common Stock issuable upon exercise of the Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination.

The proceeds from the placement units were added to the net proceeds from the IPO to be held in a trust account. If the SPAC does not complete a Business Combination within the first 18 months following the IPO, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Common Stock sold as part of the Units in the IPO (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

Insurance Acquisition Sponsor, LLC and Dioptra Advisors, LLC collectively hold 5,103,333 founder shares of the SPAC.  Subject to certain limited exceptions, placement units held by Insurance Acquisition Sponsor, LLC will not be transferable or salable until 30 days following a Business Combination, and founder shares held by Insurance Acquisition Sponsor, LLC and Dioptra Advisors, LLC will not be transferable or salable except (a) with respect to 20% of such shares, until consummation of a Business

Combination, and (b) with respect to additional 20% tranches of such shares, when the closing price of the Common Stock exceeds $12.00, $13.50, $15.00 and $17.00, respectively, for 20 out of any 30 consecutive trading days following the consummation of a Business Combination, in each case subject to certain limited exceptions.

In connection with the IPO, the Operating, LLC has agreed to indemnify the SPAC for all claims by third parties for services rendered or products sold to the SPAC, or claims by any prospective target business with which the SPAC discusses entering into a transaction agreement, to the extent the claims reduce the amount of funds in the SPAC’s trust account to less than $10.00 per share of Common Stock, and in each case only if the SPAC fails to obtain waivers from such third parties or prospective target businesses of claims against the SPAC’s trust account

As previously disclosed, the Operating LLC loaned to the SPAC approximately $200,000 to cover IPO expenses, which was repaid in full at the closing of the IPO.  The Operating LLC has also committed to loan the SPAC an additional $750,000 to cover operating and acquisition related expenses following the IPO.  This loan will bear no interest and, if the SPAC consummates a Business Combination in the required time frame, the loan is to be repaid from the funds held in the SPAC’s trust account.  If the SPAC does not consummate a Business Combination in the required time frame, no funds from the SPAC’s trust account can be used to repay the loan

In connection with the closing of the IPO, the Operating LLC and the SPAC entered into an Administrative Services Agreement, dated March 19, 2019, the form of which was previously filed as Exhibit 10.7 to the SPAC’s registration statement on Form S-1 (File No. 333-229741) for the IPO, originally filed with the Securities and Exchange Commission on February 19, 2019, pursuant to which the Operating LLC and the SPAC agreed that, commencing on the date that the SPAC’s securities are first listed on the Nasdaq Capital Market through the earlier of the SPAC’s consummation of a Business Combination and its liquidation, the SPAC will pay the Operating LLC $10,000 per month for certain office space, utilities, secretarial support and administrative services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: March 25, 2019	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer